                                                                   EXHIBIT 10.41

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is executed this 30th day of October, 1998, by and between Windmere Corporation, a Florida corporation (with all of its direct and indirect subsidiaries, the "Company"), and William
S. Endres, an individual residing in the State of Kansas (the "Employee").

                                    RECITALS:

         A. The Board of Directors of the Company (the "Board") desires to assure the Company of the Employee's continued employment and to compensate him therefor.

         B. The Board has determined that this Agreement will reinforce and encourage the Employee's continued attention and dedication to the Company.

         C. The Employee is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         Therefore, in consideration of the premises, mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

         1. EMPLOYMENT. Commencing on the date set forth above, the Company shall employ the Employee and the Employee shall accept employment by the Company, upon the terms and conditions set forth in this Agreement.

         2. TERM. The term of employment (the "Term") of this Agreement shall begin on the date set forth above and, except as otherwise provided in Sections 7, 8, 9 and 10 below, shall end on December 31, 2000. The Term shall automatically renew for successive one year terms, unless sooner terminated as provided herein or unless either party gives notice at least 60 days prior to the end of the Term that such party does not intend to renew the Term.

         3. DUTIES. The Employee will have such duties as are assigned or delegated to the Employee by the Board and will initially serve as the Senior Vice President-Sales and Marketing of the Company. The Employee will devote his entire business time, attention, skill, and energy exclusively to the business of the Company, will use his best efforts to promote the success of the Company, and will cooperate fully with the Board in the advancement of the best interests of the Company.






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         4. COMPENSATION. During the Term, the Company shall compensate Employee as follows:

                  (a) SALARY. The Company shall pay Employee an annual salary of $235,000 (the "Annual Base Salary"), to be distributed in equal periodic installments according to the Company's customary payroll practices. The Annual Base Salary will be reviewed on an annual basis by the Board of Directors and/or President of the Company.

                  (b) ANNUAL BONUS. The Employee shall be entitled to receive incentive compensation (the "Incentive Compensation") for each year during the Term as set forth below:

                           (i) PERFORMANCE BONUS. At the beginning of each calendar year during the Term, the Board (or the Compensation Committee thereof) shall establish target goals for (A) earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Company and (B) the Employee's personal performance (collectively, the "Performance Goals"). The Employee shall be entitled to an annual bonus (the "Performance Bonus") based 50% on the achievement of the Performance Goal set forth in (A) above and 50% on the achievement of the Performance Goal set forth in (B) above. Such Performance Bonus shall be equal to a percentage of his Annual Base Salary to be determined as follows:


                       AGGREGATE PERCENTAGE OF                              BONUS AS PERCENTAGE
                     PERFORMANCE GOALS ACHIEVED                            OF ANNUAL BASE SALARY
                  --------------------------------                         ---------------------
                  75% - 79% (Threshold Performance)                                   20%
                  80% - 84%                                                           23%
                  85% - 89%                                                           26%
                  90% - 94%                                                           29%
                  95% - 99%                                                           32%
                  100% - 104% (Target Performance)                                    35%
                  105% - 109%                                                         38%
                  110% - 114%                                                         41%
                  115% - 119%                                                         44%
                  120% - 124%                                                         47%
                  125% and above (Maximum Performance)                                50%


                           (ii) SYNERGY BONUS. At the beginning of each of the calendar years beginning in 1999, the Board (or the Compensation Committee thereof) shall establish target goals (the "Synergy Goals")for the synergies to be attained as a result of the integration of the business of Household Products, Inc. (the "HPG Business") into Windmere-Durable Holdings, Inc., the parent corporation of the Company ("Windmere"). Not later than 90 days after the end of each such year in which the portion of the Synergy Goals achieved are at least equal to 75%, the Employee shall be paid a cash bonus




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         (the "Synergy Bonus") equal to a percentage of his Annual Base Salary to be determined as follows:

                     AGGREGATE PERCENTAGE OF                               BONUS AS PERCENTAGE
                      SYNERGY GOALS ACHIEVED                              OF ANNUAL BASE SALARY
                  ----------------------------                            ---------------------
                  75% - 79% (Threshold Performance)                                  5%
                  80% - 84%                                                          7%
                  85% - 89%                                                          9%
                  90% - 94%                                                         11%
                  95% - 99%                                                         13%
                  100% - 104% (Target Performance)                                  15%
                  105% - 109%                                                       17%
                  110% - 114%                                                       19%
                  115% - 119%                                                       21%
                  120% - 124%                                                       23%
                  125% and above (Maximum Performance)                              25%

                           (iii) CUMULATIVE SYNERGY BONUS. Upon the achievement of the target goals set forth therein, the Employee shall be entitled to receive a one-time cash bonus determined pursuant to the Synergy Bonus Plan attached hereto as Exhibit A and made a part hereof.

         5.       EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

                  (a) REIMBURSEMENT OF EXPENSES. During the term of Employee's employment hereunder, the Company, upon the submission of proper substantiation, including copies of all relevant invoices, receipts or other evidence reasonably requested by the Company, by the Employee, shall reimburse the Employee for all reasonable expenses actually paid or incurred by the Employee in the course of and pursuant to the business of the Company.

                  (b) EMPLOYEE BENEFITS. Employee shall participate in the Company's Group Health and Hospitalization Plan, Group Life Insurance Plan, Group Disability Insurance Plan and all other insurances, or insurance plans (collectively, the "Welfare Benefits"), and employee benefits and bonuses covering Company senior executive officers as are now or may in the future be in effect, subject to applicable eligibility requirements.

                  (c) STOCK OPTIONS. During the Term of this Agreement, the Employee shall be eligible to be granted options to acquire shares of Windmere Common Stock under (and therefore subject to all terms and conditions of ) the Windmere stock option plan as then in effect, and all rules and regulations of the Securities and Exchange Commission applicable to stock option plans. Such options will contain such restrictions as required by the Board of Directors of Windmere or the applicable committee of the Board charged with administration of the stock option plan. The number of shares of Common Stock subject to the stock options shall be adjusted for any subsequent stock splits, stock dividends or similar recapitalizations of Windmere's Common Stock which result in an increase or decrease of the number of shares of



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outstanding Common Stock of Windmere. Except as set forth in paragraph (i)
below, the number of options and terms and conditions of options shall be determined in the sole discretion of the Board, or applicable committee thereof, and shall be based on several factors, including the performance of the Company.

                           (i) INITIAL GRANT. Upon the execution of this Agreement, Windmere shall grant to the Employee non-qualified options to purchase 55,000 shares of Windmere's Common Stock. The options shall become exercisable in equal portions on the first, second and third anniversary of the date of the Agreement if the Employee is then employed by Company.

                  (d) AUTOMOBILE. During the Term, the Company shall provide Employee with an automobile allowance of $900 monthly.

                  (e) VACATION. During the Term, the Employee will be entitled to four weeks' paid vacation for each year. The Employee will also be entitled to the paid holidays and other paid leave set forth in Company's policies. Vacation days and holidays during any fiscal year that are not used by the Employee during such fiscal year may not be carried over and used in any subsequent fiscal year.

         6.       RESTRICTIONS.

                  (a) NON-COMPETITION. During the Term and for a one year period after the termination of the Term for any reason, the Employee shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Company (for this purpose, any business that engages in the manufacture or distribution of products similar to those products manufactured or distributed by the Company at the time of termination of the Agreement shall be deemed to be in competition with the Company); provided that such provision shall not apply to the Employee's ownership of Common Stock of Windmere or the acquisition by the Employee, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Employee does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than five percent of any class of capital stock of such corporation. Notwithstanding anything herein to the contrary, in the event that (i) a Change in Control (as such term is defined in Section 10(b) hereof) in Windmere shall have occurred and (ii) such Change in Control was not approved by the Board of Directors of Windmere, the restrictions set forth in this paragraph (a) of this
Section 6 shall not be applicable to the one-year period following the termination of the Term.





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                  (b) NONDISCLOSURE. During the Term and for a one year period after the termination of the Term for any reason, the Employee shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Employee with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Employee in confidence and as a fiduciary, and Employee shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Employee or known by the Employee as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Employee) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Employee from disclosing Confidential Information to the extent required by law. None of the foregoing obligations and restrictions apply to any Confidential Information that the Employee demonstrates was or became generally available to the public other than as a result of disclosure by the Employee.

                  (c) NONSOLICITATION OF EMPLOYEES AND CLIENTS. During the Term and for a one year period after the termination of the Term for any reason, the Employee shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, other than in connection with the performance of Employee's duties under this Agreement, (a) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, (b) call on or solicit any of the actual or targeted prospective clients of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company, and/or (c) make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers (unless the Employee can demonstrate that such information was or became generally available to the public other than as a result of a disclosure by the Employee).

                  (d) OWNERSHIP OF DEVELOPMENTS. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Employee during the course of performing work for the Company or its customers (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Employee for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Employee for hire for the Company, the Employee agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Employee may have in such Work Product. Upon the request of the Company, the




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Employee shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

                  (e) BOOKS AND RECORDS. All books, records, and accounts relating in any manner to the customers of the Company, whether prepared by the Employee or otherwise coming into the Employee's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Employee's employment hereunder or on the Company's request at any time.

                  (f) DEFINITION OF COMPANY. Solely for purposes of this Section 6, the term "Company" also shall mean Windmere and shall include, along with all current direct and indirect subsidiaries, any existing or future subsidiaries of Windmere that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

                  (g) ACKNOWLEDGMENT BY EMPLOYEE. The Employee acknowledges and confirms that (a) the restrictive covenants contained in this Section 6 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Section 6 (including without limitation the length of the term of the provisions of this Section 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Employee further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Section 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Employee acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this
Section 6. The Employee further acknowledges that the restrictions contained in this Section 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

                  (h) REFORMATION BY COURT. In the event that a court of competent jurisdiction shall determine that any provision of this Section 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

                  (i) EXTENSION OF TIME. If the Employee shall be in violation of any provision of this Section 6, then each time limitation set forth in this
Section 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this
Section 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Employee.





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                  (j) SURVIVAL. The provisions of this Section 6 shall survive the termination of this Agreement, as applicable.

         7.       TERMINATION FOR CAUSE.

                  (a) The Company shall have the right to terminate the Term and the Employee's employment hereunder for Cause (as defined below). Upon any termination pursuant to this Section 7, the Company shall pay to the Employee any unpaid Annual Base Salary through the effective date of termination specified in such notice. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)).

                  (b) For purposes hereof, the term "Cause" shall mean: (i) the Employee's failure to perform his duties hereunder; (ii) the Employee's failure to adhere to any written policy of the Company if such failure to adhere has or is likely to have an adverse effect on the business, operations or prospects the Company; (iii) the appropriation (or attempted appropriation) of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf the Company; (iv) the misappropriation (or attempted misappropriation) of any of the Company's funds or property; (v) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; (vi) the commission by the Employee of any act which shocks, insults and offends the community and ridicules public morals and decency, or (vii) any gross or willful improper conduct of the Employee resulting in loss to the Company, damage to the Company's reputation or theft from the Company.

         8. TERMINATION WITHOUT CAUSE. At any time the Company shall have the right to terminate the Term and the Employee's employment hereunder by written notice to the Employee. Upon any termination pursuant to this Section 8 (that is not a termination under any of Sections 7, 9, or 10), the Company shall pay to the Employee a lump sum equal to the sum of (A) the Annual Base Salary at the date of termination multiplied by 1.5, and (B) the product of the sum of the Performance Bonus for the prior year multiplied by 1.5. The Company shall also continue to pay the premiums for the same or substantially similar Welfare Benefits for 18 months. Further, any Windmere stock option granted to Employee shall be exercisable immediately and the Windmere stock acquired pursuant to such exercise may be sold by Employee subject to no restrictions by the Company whatsoever (other than those imposed by federal and state securities laws). The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)).





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         9.       TERMINATION BY EMPLOYEE.

                  (a) The Employee shall at all times have the right, upon 60 days written notice to the Company, to terminate the Term and his employment hereunder.

                  (b) Upon any termination pursuant to this Section 9 by the Employee without Good Reason (as defined below), the Company shall pay to the Employee any unpaid Annual Base Salary through the effective date of termination specified in such notice. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)).

                  (c) Upon any termination pursuant to this Section 9 by the Employee for Good Reason, the Company shall pay to the Employee the same amounts that would have been payable by the Company to the Employee under Section 8 of this Agreement if the Employee's employment had been terminated by the Company without Cause. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)).

                  (d) For purposes of this Agreement, "Good Reason" shall mean any failure by the Company to comply with any of the material provisions of
Section 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee.

         10.      CHANGE IN CONTROL.

                  (a) In the event that (i) a Change in Control (as defined in paragraph (b) of this Section 10) in Windmere shall occur during the Term, and
(ii) prior to the earlier of the expiration of the Term and one year after the date of the Change in Control, the Term and Employee's employment with the Company is terminated by the Company without Cause, as defined in Section 7(b) or the Employee terminates the Term and his employment for Good Reason, as defined in Section 9(d), the Company shall (1) pay to the Employee any unpaid Annual Base Salary through the effective date of termination, (2) pay to the Employee the Incentive Compensation, if any, not yet paid to the Employee for any year prior to such termination, at such time as the Incentive Compensation otherwise would have been payable to the Employee, (3) at the time of such termination, pay to the Employee a lump sum equal to the sum of (A) the Annual Base Salary at the date of termination multiplied by 1.5, and (B) the product of the sum of the Performance Bonus for the prior year multiplied by 1.5. The Company shall also continue to pay the premiums for the same or substantially similar Welfare Benefits for 18 months. Further, any Windmere stock option granted to Employee shall be exercisable immediately and the Windmere stock acquired pursuant to such exercise may be sold by Employee subject to no restrictions by Windmere whatsoever (other than those imposed by federal and state securities laws). The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)).





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

                  (b) For purposes of this Agreement, the term "Change in Control" shall mean:

                           (i) Approval by the shareholders of Windmere of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of Windmere immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (y) a liquidation or dissolution of Windmere or (z) the sale of all or substantially all of the assets of Windmere (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

                           (ii) Individuals who, as of the date hereof, constitute the Board of Directors of Windmere (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Windmere's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Windmere, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                           (iii) The acquisition (other than from Windmere) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act (excluding, for this purpose, Windmere or its Subsidiaries, or any employee benefit plan of Windmere or its Subsidiaries) which acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act), of 20% or more of either the then outstanding shares of Windmere's Common Stock or the combined voting power of Windmere's then outstanding voting securities entitled to vote generally in the election of directors.

                  (c) The payments made pursuant to paragraph (a) above shall be in lieu of any and all compensation due to Employee for the years that would otherwise be remaining in the Term. Upon receipt of said lump sum payment, this Agreement and all rights and duties of the parties shall be terminated, except as follows. In consideration for such lump sum payment and for the right to terminate under the conditions set forth above, Employee agrees to consult with the Company (or its successors), and its officers if requested to do so for a period of at least two years from the date of such termination. However, Employee shall be required to devote only such part of his time to such services as Employee believes reasonable in Employee's sole discretion, and the time and date such services are offered shall be determined by Employee so long as that time and date is within a reasonable period of time after the request. It is expressly agreed that the Company's rights to avail itself of the advice and consultation services of




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

Employee shall at all times be exercised in a reasonable manner, that adequate notice shall be given to Employee in such events, and that non-compliance with any such request by Employee for good reason, including, but not limited to, ill health or prior commitments, shall not constitute a breach or violation of this Agreement. Employee agrees that, except for reimbursement of all reasonable expenses incurred by him with respect to such consultation and advisory services, payable as such consultation and advisory services are rendered, he shall not be entitled to any further compensation. It is understood that in furnishing any advisory and consulting services provided herein, Employee shall not be an employee of the Company but shall act in the capacity of independent contractor.

         11. WAIVERS. It is understood that either party may waive the strict performance of any covenant or agreement made herein; however, any waiver made by a party hereto must be duly made in writing in order to be considered a waiver, and the waiver of one covenant or agreement shall not be considered a waiver of any other covenant or agreement unless specifically in writing as aforementioned.

         12. SAVINGS PROVISIONS. The invalidity, in whole or in part, of any covenant or restriction, or any section, subsection, sentence, clause, phrase or word, or other provisions of this Agreement, as the same may be amended from time to time shall not affect the validity of the remaining portions thereof.

         13. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida without giving effect to its choice of law provision.

         14. NOTICES. If either party desires to give notice to the other in connection with any of the terms and provisions of this Agreement, said notice must be in writing and shall be deemed given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case addressed to the party for whom it is intended as follows (or such other addresses as either party may designated by notice to the other party):

                  If to the Company:         Windmere Corporation
                                             5980 Miami Lakes Drive
                                             Miami Lakes, Florida  33014
                                             Attn: Harry D. Schulman, President

                  If to Employee:            At the most recent home address
                                             of Employee on the official
                                             records of the Company

         15. DEFAULT. In the event either party defaults in the performance of its obligations under this Agreement, the non-defaulting party may, after giving 30 days notice to the defaulting party to provide a reasonable opportunity to cure such default, proceed to protect its rights by suit in equity, action at law, or, where specifically provided for herein, by arbitration, to enforce performance under this Agreement or to recover damages for breach thereof, including all costs and attorneys' fees, whether settled out of court, arbitrated, or tried (at both trial and appellate levels).




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         16.      SECTION 162(m) LIMITS.

         Notwithstanding any other provision of this Agreement, if and to the extent that any remuneration payable by the Company or Windmere to the Employee for any year would exceed the maximum amount of such remuneration that Windmere or the Company may deduct for that year by reason of Section 162(m) of the Code, payment of the portion of the remuneration for that year that would not be so deductible under Section 162(m) shall, in the sole discretion of the Board, be deferred so that it shall become payable at such time or times as the Board reasonably determines that it would be deductible by Windmere or the Company under Section 162(m), with interest at the "short-term applicable federal rate" as such term is defined in Section 1274(d) of the Code.

         17.      CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or other action by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 19) (a "Payment") would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Employee with respect to any such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall make a payment to the Employee (a "Gross-Up Payment") in an amount equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of paragraph (c) of this Section 19, all determinations required to be made under this Section 19, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Grant Thornton LLP, or such other independent public accounting firm regularly engaged by Windmere from time to time (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Employee within 20 business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, Windmere shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 19, shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written opinion that failure to report the Excise Tax on the Employee's applicable federal income tax return would not result in the imposition of




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

a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Windmere exhausts its remedies pursuant to Section 19 and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

                  (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than five business days after the Employee is informed in writing of such claim and shall apprise Windmere of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                           (i) give the Company any information reasonably requested by Windmere relating to such claim,

                           (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company ,

                           (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                           (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 19(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one




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

or more appellate courts, as Windmere shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 19(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 19(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 19(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         18. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, other than Windmere, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         19. WAIVER OF JURY TRIAL. ALL PARTIES KNOWINGLY WAIVE THEIR RIGHTS TO REQUEST A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT OF LAW, TRIBUNAL OR LEGAL PROCEEDING INVOLVING THE PARTIES HERETO OR ANY DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT.





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

         IN WITNESS WHEREOF, the Company, by its appropriate officer, signed this Agreement and Employee has signed this Agreement, as of the day and year first above written.



                                        WINDMERE CORPORATION




                                        By:
                                           ------------------------------------



                                        EMPLOYEE



                                        ---------------------------------------
                                        William S. Endres





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


                                    EXHIBIT A

                   Cumulative Synergy Bonus Plan (the "Plan")

         Prior to December 31, 1998, the Board of Directors of Windmere (or the Compensation Committee thereof) shall establish a strategic plan for the attainment of certain cumulative synergies as a result of the integration of the HPG Business into Windmere (the "Cumulative Synergy Goals"). If the Cumulative Synergy Goals are achieved prior to the time frame set forth in the strategic plan, the Board (or the Compensation Committee) shall establish a bonus pool in an amount equal to 30% of the aggregate Annual Base Salary of all participants in the Plan (each a "Participant").

         Upon the achievement of the Cumulative Synergy Goals, each Participant shall be entitled to receive a one-time cash bonus (the "Cumulative Synergy Bonus") to be paid in the first quarter of 2002, if such Participant is employed with the Company. The amount of the Cumulative Synergy Bonus shall be determined in the sole discretion of the Board (or the Compensation Committee).





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